SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 16, 2011

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On June 16, 2011, management of Houston American Energy Corp (the “Company”) was advised that Hupecol LLC (“Hupecol”) had retained Scotia Waterous for purposes of evaluating a possible transaction (a “Transaction”) involving the monetization of the La Cuerva exploration and production contract covering approximately 47,950 acres in Colombia. The Transaction may involve the sale of some or all of the assets and operations of the subject properties, an exchange or trade of assets, or other similar transaction and may be effected in a single transaction or a series of transactions.

Scotia Waterous has established a process whereby interested parties may evaluate a potential Transaction with the objective of completing one or more Transactions before year-end 2011.

Attached as Exhibit 99.1 is an excerpt of information posted on the website of Scotia Waterous relating to the proposed Transaction and the interests being offered.  Neither this Form 8-K nor Exhibit 99.1 attached constitutes an offer of the properties described or of any securities.

Item 9.01     Financial Statements and Exhibits.

           (d)     Exhibits

99.1	Excerpt from Scotia Waterous website describing properties offered for sale by Hupecol by Scotia Waterous

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 16, 2011
	By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer